CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
First Quarter Earnings 2021 Results

Management Revises 2021 Earnings Guidance

Houston, TX, May 6, 2021 – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today reported results for the first quarter ended March 31, 2021 (“2021 First Quarter”).

HIGHLIGHTS

•
Operating Results (defined below) per share was $0.64 for the 2021 First Quarter, an increase of $0.34 from Operating Results per share of $0.30 in the first quarter ended March 31, 2020 (“2020 First Quarter”).

•	Adjusted EBITDA (defined below) was $15.6 million in the 2021 First Quarter, an increase of $7.6 million from Adjusted EBITDA of $8.0 million in the 2020 First Quarter.
•	Average visits per clinic per day was 27.1 in the 2021 First Quarter, up from 26.2 in the 2020 First Quarter.
•	The net rate per patient visit increased $1.61 per visit to $104.72 in the 2021 First Quarter compared to $103.11 in the 2020 First Quarter.
•
Net patient revenues was $99.2 million in the 2021 First Quarter, a slight decrease from $100.1 million in the 2020 First Quarter, a result of having one less business day in the 2021 First Quarter than in the 2020 First Quarter and 24 fewer clinics open on average in the 2021 First Quarter.

•	Total revenue was consistent between the 2021 and 2020 First Quarters at approximately $112.0 million.
•	Total operating costs (excluding closure costs) decreased by $6.8 million to $86.4 million in the 2021 First Quarter compared to $93.3 million in the 2020 First Quarter.
•
March 2021 was the strongest month in the Company’s history with record highs in visits per clinic per day (29.3), physical therapy revenue ($40.3 million), total revenue ($43.9 million) and Operating Income ($8.6 million).

•	The Company acquired 70% of the equity interest in a five-clinic physical therapy practice in the 2021 First Quarter.
•
The Company’s Board of Directors reinstated dividends in the 2021 First Quarter, declaring a dividend of $0.35 per share in March 2021, which was paid on April 9, 2021. The Company announced today that its Board of Directors has declared a dividend of the same amount for the second quarter of 2021.

•
Management increased its range of earnings guidance for 2021 to Operating Results per share of $2.68 to $2.78 from the previous range of $2.40 to $2.52 due to better than expected performance in the 2021 First Quarter, the impact of the  acquisition closed in the 2021 First Quarter, and the extension of 2% sequestration relief on Medicare payments through December 31, 2021 (previously scheduled to end on March 31, 2021).

SUMMARY OF FIRST QUARTER RESULTS

For the 2021 First Quarter, USPH’s Operating Results was $8.2 million, or $0.64 per diluted share, as compared to $3.9 million, or $0.30 per diluted share, in the three months ended March 31, 2020 (“2020 First Quarter”).  Operating Results, a non-Generally Accepted Accounting Principles (“GAAP”) measure, equals net income attributable to USPH shareholders per the consolidated statements of income plus charges incurred for clinic closure costs and expenses related to CFO transition, all net of taxes. The earnings per share from Operating Results also excludes the impact of the revaluation of redeemable non-controlling interest. See table on page 12.

For the 2021 First Quarter, USPH’s net income attributable to its shareholders was $8.2 million, as compared to $1.0 million in the 2020 First Quarter. Inclusive of the charge for revaluation of non-controlling interest, net of taxes, used to compute diluted earnings per share in accordance with GAAP, the amount is $2.8 million, or $0.21 per share, for the 2021 First Quarter as compared to $2.6 million, or $0.20 per share, for the 2020 First Quarter.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of taxes, is not included in net income but charged directly to retained earnings; however, the charge or credit for this change is included in the earnings per basic and diluted share calculation.  See the schedule on page 12 for the computation of diluted earnings per share.

As previously disclosed in a series of filings with the SEC and further described in detail in our Quarterly Reports on Form 10-Q for the first three quarters of 2020 and our Annual Report on Form 10-K, the Company’s results were negatively impacted by the effects of the COVID-19 pandemic in the 2020 First Quarter, especially in March 2020.  Physical therapy patient volumes per day per clinic for the 2021 First Quarter were 27.1, which is at or near pre-pandemic levels, compared to 26.2 in the 2020 First Quarter.  The Company’s industrial injury prevention business has been less affected by the pandemic.

U.S. Physical Therapy Press Release	Page 2
May 6, 2021

First Quarter 2021 Compared to First Quarter 2020

•	Reported net revenues in the 2021 First Quarter was $112.4 million as compared to $112.7 million in the 2020 First Quarter. See table below for a detail of reported net revenues (in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenues:
Net patient revenues	$99,254	$100,126
Management contract revenue	2,559	2,149
Other patient revenues	546	566
Physical therapy operations	102,359	102,841
Industrial injury prevention services	10,009	9,876
	$112,368	$112,717

•
Net patient revenues from physical therapy operations decreased $0.9 million, or 0.9%, to $99.2 million in 2021 First Quarter from $100.1 million in 2020 First Quarter. Included in net patient revenues are revenues related to clinics sold or closed in 2021 and 2020 of $0.1 million in 2021 First Quarter and $3.5 million in 2020 First Quarter.  During 2021 First Quarter, the Company sold its interest in 2 clinics and closed 1 clinic. During the full year of 2020, the Company sold its interest in 14 clinics and closed 34 clinics.  For comparison purposes, adjusted for revenue from the clinics sold or closed, net patient revenues from physical therapy operations was approximately $99.1 million in First Quarter 2021, inclusive of $5.3 million related to clinics opened or acquired in the 2021 First Quarter  (“2021 Clinic Additions”) and 2020 year (“2020 Clinic Additions”), together referred to as Clinic Additions, and $96.6 million in First Quarter 2020.  Net patient revenues related to clinics opened or acquired prior to 2020 and still in operations at March 31, 2021 (“Mature Clinics) decreased $1.8 million in the 2021 First Quarter compared to the 2020 First Quarter.  See table below for a detail of net patient revenues from physical therapy operations (in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenue related to Mature Clinics	$93,820	$95,639
Revenue related to 2021 Clinic Additions	91	-
Revenue related to 2020 Clinic Additions	5,201	978
Revenue from clinics sold or closed in 2021	116	231
Revenue from clinics sold or closed in 2020	26	3,278
	$99,254	$100,126

•
The average net patient revenue per visit was $104.72 for the 2021 First Quarter as compared to $103.11 for the 2020 First Quarter, including all clinics operational during such periods. Total patient visits were 947,788 in the 2021 First Quarter and 971,023 for the 2020 First Quarter.

U.S. Physical Therapy Press Release	Page 3
May 6, 2021

•	Revenue from physical therapy management contracts was $2.6 million for the 2021 First Quarter as compared to $2.1 million in the 2020 First Quarter.

•	Revenue from the industrial injury prevention business was $10.0 million in the 2021 First Quarter as compared to $9.9 million in the 2020 First Quarter.

•
Other miscellaneous revenue was $0.5 million in the 2021 First Quarter and $0.6 million in the 2020 First Quarter.  Other miscellaneous revenue includes a variety of services, including athletic trainers provided for schools and athletic events.

•
Total operating costs, excluding closure costs, were $86.4 million in the 2021 First Quarter, or 76.9% of net revenues, a reduction of 590 basis points as compared to $93.3 million in the 2020 First Quarter, or 82.8% of net revenues. Included in operating costs for the 2021 First Quarter was $4.8 million related to Clinic Additions, of which $4.6 million is associated with 2020 Clinic Additions.  Operating costs for Mature Clinics decreased by $6.9 million in the 2021 First Quarter compared to the 2020 First Quarter.  In addition, operating costs related to the industrial injury prevention business decreased by $0.9 million.  See table below for a detail of operating costs, excluding closure costs (in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating costs related to Mature Clinics	$71,971	$78,824
Operating costs related to 2021 Clinic Additions	156	-
Operating costs related to 2020 Clinic Additions	4,638	759
Operating costs related to clinics sold or closed in 2021	156	263
Operating costs related to clinics sold or closed in 2020	(18)	3,404
Physical therapy management contracts	2,245	1,812
Physical therapy operations	79,148	85,062
Industrial injury prevention services	7,287	8,212
	$86,435	$93,274

•
Total salaries and related costs, including physical therapy operations and the industrial injury prevention business, were 56.8% of net revenues in the 2021 First Quarter versus 61.2% in the 2020 First Quarter. Rent, supplies, contract labor and other costs as a percentage of net revenues were 19.1% in the 2021 First Quarter versus 20.3% in the 2020 First Quarter. The provision for credit losses as a percentage of net revenue was 1.1% in the 2021 First Quarter and 1.2% in the 2020 First Quarter.

•
Gross profit for the 2021 First Quarter, excluding closure costs, was $25.9 million, an increase of  $6.5 million, or approximately 33.4%, as compared to $19.4 million in the 2020 First Quarter. The gross profit percentage, excluding closure costs, was 23.1% of net revenue in the 2021 First Quarter, an increase of 590 basis points as compared to 17.2% in the 2020 First Quarter. The gross profit percentage for the Company’s physical therapy clinics, excluding closure costs, was 22.9% in the 2021 First Quarter, an improvement of 560 basis points as compared to 17.3% in the 2020 First Quarter. The gross profit percentage on physical therapy management contracts was 12.3% in the 2021 First Quarter, a decrease of 340 basis points as compared to 15.7% in the 2020 First Quarter. During the quarter, the physical therapy management contracts business had a charge to provision for credit losses of $0.1 million.  The gross profit percentage for the industrial injury prevention business was 27.2% in the 2021 First Quarter, an improvement of 1040 basis points as compared to 16.8% in the 2020 First Quarter. The table below details the gross profit, excluding closure costs (in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
Gross profit, excluding closure costs:
Physical therapy clinics	$22,897	$17,442
Management contracts	314	337
Industrial injury prevention services	2,722	1,664
Gross profit, excluding closure costs	$25,933	$19,443

Physical therapy operations - closure costs	37	3,752
Gross profit	$25,896	$15,691

U.S. Physical Therapy Press Release	Page 4
May 6, 2021

•
Corporate office costs were $10.9 million in the 2021 First Quarter compared to $11.7 million in the 2020 First Quarter. Corporate office costs were 9.7% of net revenues for the 2021 First Quarter as compared to 10.4% for the 2020 First Quarter.

•
Operating income for the 2021 First Quarter was $15.0 million, an increase of  $11.0 million, or 274.2%, as compared to $4.0 million for the 2020 First Quarter. Operating income as a percentage of net revenue increased by 980 basis points from 3.6% in the 2020 period to 13.4% in 2021.  The 2020 First Quarter included $3.8 million related to clinic closures.

•	Interest expense was $246,000 in the 2021 First Quarter and $427,000 in the 2020 First Quarter due to reduced borrowings under the Company’s revolving credit line.

•
The provision for income tax was $2.9 million for the 2021 First Quarter and $0.3 million for the 2020 First Quarter. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest (effective tax rate) was 26.5% for the 2021 First Quarter and 22.3% for the 2020 First Quarter. See table below ($ in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020

Income before taxes	$14,830	$3,630

Less: net income attributable to non-controlling interests:
Redeemable non-controlling interests - temporary equity	(2,453)	(1,796)
Non-controlling interests - permanent equity	(1,260)	(526)
	$(3,713)	$(2,322)

Income before taxes less net income attributable to non-controlling interests	$11,117	$1,308

Provision for income taxes	$2,944	$292

Percentage	26.5%	22.3%

•
Net income attributable to redeemable non-controlling interests (temporary equity) was $2.5 million in the 2021 First Quarter and $1.8 million in the 2020 First Quarter.  Net income attributable to non-controlling interests (permanent equity) was $1.3 million in the 2021 First Quarter and $0.5 million in the 2020 First Quarter.

U.S. Physical Therapy Press Release	Page 5
May 6, 2021

Medicare Accelerated and Advance Payment Program (“MAAPP Funds”)
In response to the COVID-19 pandemic, the federal government approved the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act allowed for qualified healthcare providers to receive advanced payments under the MAAPP Funds during the COVID-19 pandemic. Under this program, healthcare providers could choose to receive advanced payments for future Medicare services provided. The Company applied for and received approval from Centers for Medicare & Medicaid Services (“CMS”) in April 2020. The Company recorded the $14.1 million in advance payments received as a liability. During the 2021 First Quarter, the Company repaid the MAAPP Funds of $14.1 million rather than applying them to future services performed.

Relief Funds

On March 27, 2020, the CARES Act was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including $100.0 billion in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to the coronavirus, and for reimbursing eligible health care providers for lost revenues and health care related expenses that are attributable to COVID-19.
Through December 31, 2020, the Company’s consolidated subsidiaries received approximately $13.5 million of payments under the CARES Act (“Relief Funds”). Under the Company’s accounting policy, these payments were recorded as Other income – Relief Funds. These funds are not required to be repaid upon attestation and compliance with certain terms and conditions, which could change materially based on evolving grant compliance provisions and guidance provided by the U.S. Department of Health and Human Services. Currently, the Company can attest and comply with the terms and conditions.  The Company will continue to monitor the evolving guidelines and may record adjustments as additional information is released.  There were no Relief Funds received in the 2021 First Quarter.

Other Financial Measures

For the 2021 First Quarter, the Company's Adjusted EBITDA was $15.6 million compared to $8.0 million in the 2020 First Quarter.
See definition, explanation and calculation of Adjusted EBITDA in the schedule on pages 11 and 12.

Acquisition in First Quarter 2021

As previously reported, the Company acquired a 70% interest in a five-clinic physical therapy practice in the 2021 First Quarter with the practice founder retaining 30%. The practice is in the process of developing a sixth clinic. The purchase price was approximately $12.0 million, of which $11.7 million was paid in cash and a $0.3 million note payable. The business generates $7.0 million in annual revenue and has approximately 46,000 annual patient visits. The Company’s strategy is to continue acquiring multi-clinic outpatient physical therapy practices, to develop outpatient physical therapy clinics as satellites in existing partnerships and to continue acquiring companies that provide industrial injury prevention services.
Quarterly Dividend
On May 3, 2021, the Company’s Board of Directors declared a dividend of $0.35 per share.  The quarterly dividend of $0.35 per share will be paid on June 11, 2021 to shareholders of record as of May 14, 2021.

Renewal of Credit Agreement

As previously reported, on January 29, 2021, the Company completed the renewal of its bank credit facility, extending the maturity date from November 30, 2021 to November 30, 2025.  The commitment under the facility remains at $125.0 million; however, the accordion feature in the agreement was expanded to provide for capacity up to $150.0 million. Proceeds from the Credit Agreement may be used for working capital, acquisitions, and for other purposes.

U.S. Physical Therapy Press Release	Page 6
May 6, 2021

Management Revises 2021 Earnings Guidance

Management currently expects the Company’s Operating Results for 2021 to be in the range of $34.5 million to $35.8 million, or $2.68 to $2.78 per share.  The increase in the guidance range is attributable to better than expected performance in the 2021 First Quarter, the impact of the acquisition closed in the 2021 First Quarter, and the extension of the 2% sequestration relief applied to all Medicare payments through December 31, 2021, which was signed into law on April 14, 2021; such relief was previously scheduled to end on March 31, 2021.

This earnings range is based on an estimated annual effective tax rate of approximately 27.0%.  Please note that the earnings guidance represents projected Operating Results from existing operations and excludes future acquisitions.  The 2021 earnings guidance range excludes expenses associated with the previously-announced retirement and replacement of one of the Company’s co-Chief Operating Officers.  The annual guidance figures will not be updated unless there is a material development that causes management to believe that Operating Results will be significantly outside the given range.

Management’s Comments

Chris Reading, Chief Executive Officer, said, “I am very pleased by the way our team has navigated and responded throughout the entirety of this ever-evolving pandemic period.  We were able to finish this quarter in very strong fashion and we look forward to making continued progress and getting more good things done.  I want to especially thank our clinicians who have endured more than a year of frequent adjustments in order to keep our people and our patients safe.  They continue to do an excellent job which is evidenced at least in part by how our patient volume has grown throughout this period and now exceeds pre-Covid levels.”
Carey Hendrickson, Chief Financial Officer, said, “Our balance sheet remains in an excellent position. With continued strong cash generation in the first quarter, our line of credit balance was unchanged from the beginning to the end of the quarter  and we maintained an overall net cash position at quarter-end, even with the $14.1 million payback of MAAPP funds and the $11.7 million outlay for an acquisition in the first quarter.”

First Quarter 2021 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on May 6, 2021 to discuss results for the Company's 2021 First Quarter. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 8072368 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until August 6, 2021 at U.S. Physical Therapy’s website.

U.S. Physical Therapy Press Release	Page 7
May 6, 2021

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of COVID-19 (coronavirus) which the financial magnitude cannot be currently estimated;
•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status, including the Medicare reimbursement reductions;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reductions;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third-party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•
competitive environment in the industrial injury prevention business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

See Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.
Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see the other sections of this report and our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement may no longer be accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 564 outpatient physical therapy clinics in 39 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 40 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments. More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 8
May 6, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Net patient revenues	$99,254	$100,126
Other revenues	13,114	12,591
Net revenues	112,368	112,717
Operating costs:
Salaries and related costs	63,815	69,004
Rent, supplies, contract labor and other	21,420	22,909
Provision for credit losses	1,200	1,361
Closure costs - lease and other	37	1,893
Closure costs - derecognition of goodwill	-	1,859
Total operating costs	86,472	97,026

Gross profit	25,896	15,691

Corporate office costs	10,874	11,677
Operating income	15,022	4,014

Other income and expense
Interest and other income, net	54	43
Interest expense - debt and other	(246)	(427)
Total other income and expense	(192)	(384)
Income before taxes	14,830	3,630

Provision for income taxes	2,944	292

Net income	11,886	3,338

Less: net income attributable to non-controlling interests:
Redeemable non-controlling interests - temporary equity	(2,453)	(1,796)
Non-controlling interests - permanent equity	(1,260)	(526)
	(3,713)	(2,322)

Net income attributable to USPH shareholders	$8,173	$1,016

Basic and diluted earnings per share attributable to USPH shareholders	$0.21	$0.20

Shares used in computation - basic and diluted	12,870	12,796

Dividends declared per common share	$0.35	$0.32

U.S. Physical Therapy Press Release	Page 9
May 6, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
(unaudited)

	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$17,937	$32,918
Patient accounts receivable, less allowance for credit losses of $2,120 and $2,008, respectively	45,394	41,906
Accounts receivable - other	8,621	9,039
Other current assets	3,846	3,773
Total current assets	75,798	87,636
Fixed assets:
Furniture and equipment	56,754	55,426
Leasehold improvements	35,492	35,320
Fixed assets, gross	92,246	90,746
Less accumulated depreciation and amortization	70,485	69,081
Fixed assets, net	21,761	21,665
Operating lease right-of-use assets	81,553	81,595
Goodwill	360,176	345,646
Other identifiable intangible assets, net	57,593	56,280
Other assets	1,509	1,539
Total assets	$598,390	$594,361

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS
Current liabilities:
Accounts payable - trade	$1,955	$1,335
Accounts payable - purchase of non-controlling interest	4,828	-
Accrued expenses	51,671	59,746
Current portion of operating lease liabilities	27,292	27,512
Current portion of notes payable	5,079	4,899
Total current liabilities	90,825	93,492
Notes payable, net of current portion	571	596
Revolving line of credit	16,000	16,000
Deferred taxes	8,212	7,779
Operating lease liabilities, net of current portion	62,068	61,985
Other long-term liabilities	4,549	4,539
Total liabilities	182,225	184,391

Redeemable non-controlling interests - temporary equity	138,924	132,340

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
15,111,309 and 15,066,282 shares issued, respectively	151	151
Additional paid-in capital	97,286	95,622
Retained earnings	210,375	212,015
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	276,184	276,160
Non-controlling interests - permanent equity	1,057	1,470
Total USPH shareholders' equity and non-controlling interests - permanent equity	277,241	277,630
Total liabilities, redeemable non-controlling interests,
USPH shareholders' equity and non-controlling interests - permanent equity	$598,390	$594,361

U.S. Physical Therapy Press Release	Page 10
May 6, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
OPERATING ACTIVITIES
Net income including non-controlling interests	$11,886	$3,338
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	2,681	2,607
Provision for credit losses	1,200	1,361
Equity-based awards compensation expense	1,651	1,886
Deferred income taxes	2,181	(1,369)
Gain on sale of partnership interest	96	-
Derecognition (write-off) of goodwill - closed clinics	-	1,859
Other	-	129
Changes in operating assets and liabilities:
(Increase) decrease in patient accounts receivable	(4,688)	3,209
Decrease(increase) in accounts receivable - other	220	(1,752)
Decrease in other assets	221	2,846
Increase in accounts payable and accrued expenses	3,969	2,027
Increase in other long-term liabilities	(1,743)	239
Net cash provided by operating activities	17,674	16,380

INVESTING ACTIVITIES
Purchase of fixed assets	(1,608)	(2,754)
Purchase of majority interest in businesses, net of cash acquired	(11,747)	(11,633)
Purchase of redeemable non-controlling interest - temporary equity	-	(1,852)
Proceeds on sales of partnership interest and clinics	152	316
Net cash used in investing activities	(13,203)	(15,923)

FINANCING ACTIVITIES
Distributions to non-controlling interests, permanent and temporary equity	(5,265)	(2,341)
Proceeds from revolving line of credit	60,000	88,000
Payments on revolving line of credit	(60,000)	(20,000)
Principal payments on notes payable	(145)	(114)
Payment of Medicare Accelerated and Advance Funds	(14,054)	-
Other	12	1
Net cash (used in) provided by financing activities	(19,452)	65,546

Net (decrease) increase in cash and cash equivalents	(14,981)	66,003
Cash and cash equivalents - beginning of period	32,918	23,548
Cash and cash equivalents - end of period	$17,937	$89,551

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$62	$242
Interest	$298	$349
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	$300	$300
Payable related to purchase of redeemable non-controlling interest, temporary equity	$4,829	$-
Notes receivable related to sale of partnership interest - redeemable non-controlling interest	$287	$-
Dividends payable to USPH shareholders	$4,514	$4,110

U.S. Physical Therapy Press Release	Page 11
May 6, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide detail of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating Results, a non-Generally Accepted Accounting Principle (“GAAP”) measure, equals net income attributable to USPH shareholders per the consolidated statements of net income plus charges incurred for closure costs and expenses incurred for the CFO recruitment, all net of tax.  The earnings per share from Operating Results also excludes the impact of the revaluation of redeemable non-controlling interest.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is included in the earnings per basic and diluted share calculation, although it is not included in net income but charged directly to retained earnings.

Management uses Operating Results, which eliminates certain items described above that can be subject to volatility and unusual costs, as one of the principal measures to evaluate and monitor financial performance period over period.  Management believes that Operating Results is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have mandatorily redeemable instruments and therefore have different liability and equity structures.

Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, equity-based awards compensation expense and derecognition of goodwill related to clinic closures.   Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

U.S. Physical Therapy Press Release	Page 12
May 6, 2021
U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$8,173	$1,016
Credit (charges) to retained earnings:
Revaluation of redeemable non-controlling interest	(7,270)	2,129
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	1,857	(559)
	$2,760	$2,586

Earnings per share (basic and diluted)	$0.21	$0.20

Adjustments:
Expenses related to CFO transition	-	133
Closure costs	37	3,752
Revaluation of redeemable non-controlling interest	7,270	(2,129)
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	(1,867)	(461)
Operating Results	$8,200	$3,881

Basic and diluted Operating Results per share	$0.64	$0.30

Shares used in computation - basic and diluted	12,870	12,796

	Three Months Ended March 31,
	2021	2020

Net income attributable to USPH shareholders	$8,173	$1,016

Adjustments:
Depreciation and amortization	2,681	2,607
Closure costs - derecognition of goodwill	-	1,859
Interest income	(54)	(43)
Interest expense - debt and other	247	427
Provision for income taxes	2,944	292
Equity-based awards compensation expense	1,651	1,886
Adjusted EBITDA	$15,642	$8,044

U.S. Physical Therapy Press Release	Page 13
May 6, 2021

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF PHYSICAL THERAPY OPERATIONS
CLINIC COUNT

Date	Number of Clinics

March 31, 2020	567
June 30, 2020	554
September 30, 2020	550
December 31, 2020	554

March 31, 2021	564